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                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT


                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


                        DATE OF REPORT: November 15, 1999
                        (Date of earliest event reported)

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                           VENTURI TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)


            NEVADA                         000-25183            87-0580279
(State or other jurisdiction of      Commission File Number    (I.R.S. Employer
incorporation)                                                 Identification
Number)

  763 NORTH 530 EAST                                            84097
  OREM, UTAH                                                    (Zip Code)
(Address of principal executive offices)


       Registrant's telephone number, including area code: (801) 235-9552

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Item 2.  Acquisition or Disposition of Assets

                  On November 15, 1999, the Company acquired the assets of MPI of Arizona, an Arizona general partnership related to Martin & Peterman, Inc. The acquisition was part of the acquisition by the Company of six related partnerships and four related corporations pursuant to a Global Agreement for Purchase and Sale (see report on Form 8-K filed November 17,
1999). The consideration for the assets of MPI of Arizona consisted of $80,000 cash, 40,000 shares of the Company's common stock and a promissory note in the principal amount of $160,000. The promissory note accrues interest at the rate of 9% per annum and is amortized over a 15 year term, with a balloon payment due in three years. The Company also assumed certain debt and liabilities in the total amount of approximately $30,000. Additional details concerning the acquisition are included in the Company's report on Form 8-K filed November 17, 1999, which report is incorporated herein by reference.

Item 7.  Financial Statements, PRO FORMA Financial Information and Exhibits

                  (a)      FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

                           Not applicable (see report on Form 8-K filed November 17, 1999).

                  (b)      PRO FORMA FINANCIAL INFORMATION.

                           Not applicable.

                  (c)      EXHIBITS.

                  The following is filed as an exhibit to this Form 8-K:

ITEM NO.                   EXHIBIT

10.65 Agreement for Purchase and Sale of Assets between MPI of Arizona, an Arizona general partnership, and Venturi Technologies, Inc. dated November 15, 1999



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            VENTURI TECHNOLOGIES, INC.



                                            /s/ Gaylord M. Karren
                                            ------------------------------------
                                            Gaylord M. Karren
                                            Chairman and Chief Executive Officer

Date:    November 30, 1999






















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